The Beauty Health Company Reports First Quarter Results for The HydraFacial Company

Record First Quarter Results
Updates Fiscal 2021 Outlook

Long Beach, Calif., May 13, 2021 – The Beauty Health Company (NASDAQ: SKIN), today announced first quarter 2021 financial results for The HydraFacial Company (“HydraFacial”), a global category-creating beauty health company.

First Quarter Financial Highlights:
•As previously announced by HydraFacial, Q1 net sales of $47.5 million, increased 46% and 37% from Q1 2020 and Q1 2019, respectively.
◦Q1 delivery system sales increased to $25.6 million, compared to $14.1 million in Q1 2020 and $17.0 million in Q1 2019.
◦Q1 consumables sales increased to $21.9 million, compared to $18.5 million in Q1 2020 and $17.7 million in Q1 2019.
•Q1 gross margin increased to 66.8% compared to 58.2% in Q1 2020 and Q1 adjusted gross margin increased to 72.2% compared to 66.3% in Q1 2020.
•Q1 operating income was $2.4 million compared to an operating loss of $7.3 million in Q1 2020.
•Q1 net loss was $3.3 million compared to a net loss of $9.1 million in Q1 2020.
•Q1 adjusted EBITDA was $7.0 million compared to an adjusted EBITDA loss of $2.1 million in Q1 2020.

Key Operational and Business Metrics:

	Three months ended March 31,
(dollars in millions)	2021	2020
Delivery Systems net sales	$25.6	$14.1
Consumables net sales	$21.9	$18.5
Total net sales	$47.5	$32.5
Gross profit	$31.7	$18.9
Gross margin	66.8%	58.2%
Net loss	$(3.3)	$(9.1)
Adjusted EBITDA	$7.0	$(2.1)
Adjusted EBITDA margin	14.8%	(6.4)%
Adjusted gross profit	$34.3	$21.6
Adjusted gross margin	72.2%	66.3%
Brent Saunders, BeautyHealth’s Executive Chairman, stated: “We are thrilled to have closed our business combination, becoming The Beauty Health Company. This is an important corporate milestone for the company and a significant event in the category we pioneered, beauty health. The capital and strategic resources from this transaction positions us well to expand our footprint globally and deliver sustainable growth. We have created the ideal platform to achieve our goal of building an enduring and premier company in the beauty health category.”

Clint Carnell, BeautyHealth’s CEO, stated: “We are pleased with our performance this quarter, which underscores the resilience of this business, as well as the changing consumer behavioral shifts into health and wellness. HydraFacial Nation, our community of passionate estheticians, is a compelling branding ecosystem and is an important driver of our continued strength. We achieved strong sales in our delivery systems and consumables globally, despite much of Europe remaining under COVID-19 restrictions and many of our partners still closed. As a result of our strong performance, we are pleased to provide updated and increased top-line guidance for 2021 of approximately $200 million.”

First Quarter Details
Total sales increased to $47.5 million in Q1 2021, as compared to total sales of $32.5 million in Q1 2020 and $34.7 million in Q1 2019. The increase was driven by both higher delivery systems and consumables, partially offset by COVID-19 related restrictions that led to select market closures. Delivery system sales increased to $25.6 million in Q1 2021 as compared to $14.1 million in Q1 2020 and $17.0 million in Q1 2019, as the HydraFacial brand continued to gain traction in the U.S. and APAC, as well as accelerating consumer demand. Consumables sales increased to $21.9 million in Q1 2021 as compared to $18.5 million in Q1 2020 and $17.7 million in Q1 2019 driven by strong consumer demand in markets that were opened.

Net sales in the Americas region were $31.3 million in Q1 2021 compared to $23.9 million in Q1 2020 and $26.5 million in Q1 2019 due to strong trends in the U.S. as markets reopened and consumer demand accelerated. Net sales in the EMEA region were $7.5 million in Q1 2021 compared to $6.9 million in Q1 2020 and $5.7 million in Q1 2019, driven by strength in France partially offset by COVID-19 restrictions that led to closures in the UK. Net sales in the APAC region were $8.8 million in Q1 2021 compared to $1.7 million in Q1 2020 and $2.5 million in Q1 2019, driven by strength in China, Japan, Taiwan and Australia.

Gross profit was $31.7 million in Q1 2021 compared to $18.9 million in Q1 2020. Gross margin was 66.8% in Q1 2021 compared to 58.2% in Q1 2020. The improvement in the gross profit was due to cost savings initiatives, as well as fixed cost leverage from higher than expected sales. Adjusted gross profit in the first quarter was $34.3 million, or 72.2% of net sales. This compares to $21.6 million, or 66.3% of net sales in the first quarter of 2020.

Selling, general and administrative expenses were $27.9 million in Q1 2021 compared to $24.9 million in Q1 2020, primarily driven by increased sales commissions and personnel-related expenses, partially offset by lower marketing spend related to the decision to delay marketing programs until COVID-19 restrictions were lifted and markets reopened. As a percentage of revenue, selling, general and administrative expenses were 58.7% in Q1 2021 from 76.5% in Q1 2020.

Total operating expenses increased to $29.4 million in Q1 2021 from $26.3 million in Q1 2020.

Operating income was $2.4 million in Q1 2021 compared to an operating loss of $7.3 million in Q1 2020.

Interest expense was $5.7 million in Q1 2021 compared to $4.2 million in Q1 2020.

Net loss was $3.3 million in Q1 2021 compared to net loss of $9.1 million in Q1 2020.

In addition to these GAAP measures, adjusted EBITDA is an additional profitability measure that we use to manage our business internally. In Q1 2021, adjusted EBITDA was $7.0 million compared to an adjusted EBITDA loss of $2.1 million in Q1 2020. The increase in adjusted EBITDA is the result of higher sales and gross margin improvement, as well as a delay in marketing spend due to market closures from COVID-19 restrictions, partially offset by increased commissions and bonuses related to strong sales.

Balance Sheet and Cash Flow Highlights
Cash and cash equivalents were $14.1 million as of March 31, 2021 compared to $6.1 million as of March 31, 2020.

Total debt as of March 31, 2021 was $223.7 million compared to $196.2 million in Q1 2020. As part of the Business Combination, we repaid all debt outstanding.

Net cash flow from operating activities of $1.3 million for the three months ended March 31, 2021 compared to net cash used in operating activities of $5.1 million for the three months ended March 31, 2020.

Outlook
For fiscal 2021, we expect:
•Net sales of approximately $200 million.
•Adjusted EBITDA of approximately $25 million.
•Up to $15 million of capital expenditures.

Our achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in our filings with the Securities and Exchange Commission. Our outlook does not take into account the impact of any unanticipated developments in our business or changes in our operating environment, nor does it take into account any unannounced acquisitions, dispositions or unannounced financings during 2021. Our 2021 outlook does include expected results from the anticipated acquisition of certain distributors in the first half of 2021. In addition, given the uncertainty in the environment we are operating in, we remain cautious of the potential risk for further market closures from new COVID-19 strains and the uneven global rollout of the vaccines. Our outlook assumes a largely reopened global market, which would be negatively impacted if closures persist or are re-implemented.

Conference Call
BeautyHealth will host a conference call on Thursday, May 13, 2021, at 4:30 p.m. ET to review the first quarter financial results for HydraFacial. The call may be accessed via live audio webcast through the Investor Relations section of our website at https://investors.beautyhealth.com/ or by dialing 877-300-8521 (international callers please dial 1-412-317-6026) approximately 10 minutes prior to the start of the call. A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed online at https://investors.beautyhealth.com/ for 90 days.

Non-GAAP Financial Measures
In addition to results determined in accordance with accounting principles generally accepted in the United States of America (GAAP), management utilizes certain non-GAAP performance measures, adjusted EBITDA, adjusted EBITDA margin, adjusted gross profit, and adjusted gross margin, for purposes of evaluating ongoing operations and for internal planning and forecasting purposes. We believe that these non-GAAP operating measures, when reviewed collectively with our GAAP financial information, provide useful supplemental information to investors in assessing our operating performance.

Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA and adjusted EBITDA margin are key performance measures that management uses to assess our operating performance. Because adjusted EBITDA and adjusted EBITDA margin facilitate internal comparisons of our historical operating performance on a more consistent basis, we use these measures for business planning purposes.

We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business. We expect adjusted EBITDA margin to increase over the long-term as we continue to scale our business and achieve greater leverage in our operating expenses.

We calculate adjusted EBITDA as net income (loss) adjusted to exclude: other (income), net; interest expense; provision for income taxes; depreciation and amortization expense; stock-based compensation expense; foreign currency gain/loss, management fees incurred from our historical private equity owners and one-time or non-recurring items such as transaction costs (including transactions costs with respect to the Business Combination), non-recurring legal fees associated with certain actions to defend our intellectual property and restructuring costs associated with COVID-19.

The following table reconciles HydraFacial’s net income (loss) to adjusted EBITDA for the three months ended March 31, 2021 and 2020:

	Three months ended March 31,
Unaudited (in thousands)	2021	2020
Net loss	$(3,274)	$(9,070)
Adjusted to exclude the following:
Depreciation and amortization expense	3,644	3,501
Stock-based compensation expense	35	26
Interest expense	5,699	4,150
Income tax benefit	(306)	(2,614)
Other expense (income)	7	(5)
Foreign currency loss, net	256	203
Management fees (1)	127	530
COVID-19 related costs (2)	—	110
Transaction related costs (3)	746	663
Other non-recurring and one-time fees (4)	87	432
Adjusted EBITDA	$7,021	$(2,074)
Adjusted EBITDA margin	14.8%	(6.4)%
_________________
(1)Represents quarterly management fees paid to the majority shareholder of HydraFacial based on a pre-determined formula. Following the Business Combination, these fees will no longer be paid. Because these fees will not have an ongoing impact, they have been excluded from the calculation of adjusted EBITDA.
(2)Such costs represent COVID-19 related restructuring cost, including write-off of expired consumables, discontinued product lines, human capital and cash management consultants. Because these costs will not have an ongoing impact, they have been excluded from the calculation of adjusted EBITDA.
(3)Such amounts represent direct costs incurred with the Business Combination and to prepare HydraFacial to be marketed for sale by HydraFacial’s shareholders in previous periods. Because these costs will not have an ongoing impact, they have been excluded from the calculation of adjusted EBITDA.
(4)Such costs primarily represent personnel costs associated with restructuring of HydraFacial’s salesforce and costs associated with a former warehouse and assembly facility during the transition period partially offset by a favorable legal settlement received. Because these fees will not have an ongoing impact, they have been excluded from the calculation of adjusted EBITDA.
Adjusted Gross Profit and Adjusted Gross Margin
We use adjusted gross profit and adjusted gross margin to measure our profitability and ability to scale and leverage the costs of our Delivery Systems (as defined below) and Consumables sales. The continued growth of our Delivery Systems is expected to allow us to improve our adjusted gross margin, as additional Delivery System units sold will increase our recurring Consumables revenue, which has higher margins.

We use gross profit and gross margin to measure our profitability and ability to scale and leverage the costs of our Delivery Systems and Consumables sales. We believe adjusted gross profit and adjusted gross margin are useful measures to us and our investors to assist in evaluating our operating performance because it provides consistency and direct comparability with our past financial performance and between fiscal periods, as the metric eliminates the effects of amortization and depreciation, which are non-cash expenses that may fluctuate for reasons unrelated to overall continuing operating performance. Adjusted gross margin has been and will continue to be affected by a variety of factors, including the product mix, geographic mix, direct vs. indirect mix, the average selling price on Delivery Systems, and new product launches. We expect our adjusted gross margin to fluctuate over time depending on the factors described above.

The following table reconciles gross profit to Adjusted Gross Profit for the three months ended March 31, 2021 and 2020:

	Three months ended March 31,
Unaudited (in thousands)	2021	2020
Net sales	$47,542	$32,536
Cost of sales	15,802	13,607
Gross profit	$31,740	$18,929
Gross margin	66.8%	58.2%
Adjusted to exclude the following:
Depreciation and amortization expense	$2,591	$2,639
Adjusted gross profit	$34,331	$21,568
Adjusted gross margin	72.2%	66.3%
About the Business Combination
On May 4, 2021, HydraFacial completed the previously announced business combination (the “Business Combination”) with Vesper Healthcare Acquisition Corp. (“Vesper Healthcare”), a special purpose acquisition company. In connection with the Business Combination, Vesper Healthcare changed its name to The Beauty Health Company (“BeautyHealth”) and LCP Edge Intermediate, Inc., the indirect parent of Edge Systems LLC d/b/a The HydraFacial Company (“HydraFacial”) became an indirect subsidiary of BeautyHealth. The first quarter 2021 results reported in this press release are those of HydraFacial for a period prior to the closing of the Business Combination. For fiscal periods following the date of completion of the Business Combination, financial results will be reported by The Beauty Health Company on a consolidated basis.

About The Beauty Health Company
BeautyHealth is a category-creating beauty health company focused on bringing innovative products to market. Our flagship brand HydraFacial is a non-invasive, and approachable beauty health platform and ecosystem with a powerful community of estheticians, consumers and partners, bridging medical and consumer retail to democratize and personalize skin care solutions for the masses. Leading the charge in beauty health as a category-creator, HydraFacial uses a unique delivery system to cleanse, extract, and hydrate with their patented hydradermabrasion technology and super serums that are made with nourishing ingredients, providing an immediate outcome and creating an instantly gratifying glow in just three steps and 30 minutes. HydraFacial® and Perk™ products are available in over 87 countries with over 17,000 delivery systems globally and millions of treatments performed each year. For more information, visit the brand on LinkedIn, Facebook, Instagram, or at HydraFacial.com. For more information, please visit at https://investors.beautyhealth.com/.

Forward-Looking Statements
Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside The Beauty Health Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of the Business Combination; costs related to the Business Combination; the inability to maintain the listing of The Beauty Health Company’s shares on Nasdaq; The Beauty Health Company’s ability to manage growth; The Beauty Health Company’s ability to execute its business plan; potential litigation involving The Beauty Health Company; changes in applicable laws or regulations; the possibility that The Beauty Health Company may be adversely affected by other economic, business, and/or competitive factors; and the impact of the continuing COVID-19 pandemic on the Company’s business. The Beauty Health Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts
ICR, Inc.
Investors: Dawn Francfort
Email: BeautyHealth@icrinc.com
Press: Alecia Pulman
Email: alecia.pulman@icrinc.com

The HydraFacial Company
Condensed Consolidated Statements of Operations
(in thousands)

	Three Months Ended March 31,
	2021	2020
	(Unaudited)	(Unaudited)
Net sales	$47,542	$32,536
Cost of sales	15,802	13,607
Gross profit	31,740	18,929
Operating expenses:
Selling and marketing	17,095	17,697
Research and development	1,452	1,376
General and administrative	10,811	7,192
Total operating expenses	29,358	26,265
Income (loss) from operations	2,382	(7,336)
Other (income) expense:
Interest expense, net	5,699	4,150
Other (income) expense	7	(5)
Foreign currency loss, net	256	203
Total other expense	5,962	4,348
Loss before provision for income taxes	(3,580)	(11,684)
Income tax benefit	(306)	(2,614)
Net loss	$(3,274)	$(9,070)

The HydraFacial Company
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2021	2020
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$14,115	$9,486
Accounts receivable	27,014	18,576
Prepaid expenses	4,195	3,220
Income tax receivable	4,394	4,611
Inventories	21,770	23,202
Total current assets	71,488	59,095
Property and equipment, net	8,146	9,191
Intangible assets, net	50,254	50,935
Goodwill	98,535	98,531
Deferred tax assets, net	224	270
Other assets	6,142	4,813
Total assets	$234,789	$222,835
Liabilities and Shareholders’ (Deficit) Equity
Current liabilities:
Accounts payable	$22,415	$18,485
Accrued payroll related expenses	14,177	9,475
Other accrued expenses	2,860	2,458
Current portion of long-term debt due to related parties	5,197	512
Total current liabilities	44,649	30,930
Other long-term liabilities	1,773	1,854
Long-term debt due to related parties, net of current portion	218,472	216,024
Deferred income taxes, net	3,100	3,987
Total liabilities	$267,994	$252,795
Stockholders’ (deficit) equity:
Common stock	$—	$—
Class A preferred stock	—	—
Additional paid-in capital	13,990	13,956
Note receivable from stockholder	(554)	(554)
Accumulated other comprehensive income	237	242
Accumulated deficit	(46,878)	(43,604)
Total stockholders’ (deficit) equity	(33,205)	(29,960)
Total liabilities and stockholders’ (deficit) equity	$234,789	$222,835